Exhibit 10.6

Agreement on the Pledge of Intellectual
Property Rights as Collateral

(Vereinbarung über die Verpfändung von geistigen
Eigentumsrechten)

NeoMedia Europe AG
and
YA Global Investments, L.P.

EXECUTION COPY

August 13, 2010

THIS AGREEMENT ON THE PLEDGE OF INTELLECTUAL PROPERTY RIGHTS AS COLLATERAL (the "Agreement")

is made between

1.           NeoMedia Europe AG, Jens-Otto-Krag-Straße 11, 52146 Würselen, Germany

"Pledgor"

and

2.           YA Global Investments, L.P., acting through Yorkville Advisors LLC, 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302, USA

"Pledgee"

- Pledgor and Pledgee hereinafter collectively referred to as the "Parties" and each as a "Party" -

Preamble

A.
The Pledgor, a German stock corporation (Aktiengesellschaft) registered with the commercial register at the local court of Aachen under registration number HRB 8599, is a 100% subsidiary of NeoMedia Technologies, Inc., a Delaware corporation with its principal office located at Two Concourse Parkway, Suite 500, Atlanta, GA 30328, USA (“NeoMedia Inc.”). NeoMedia Inc. is the sole shareholder of 222,000 registered no-par value shares with restricted transferability (vinkulierte, auf den Namen lautende Stückaktien) (the "Shares") in the Pledgor.

B.
The Pledgee and NeoMedia Inc. are Parties to a variety of financing agreements pursuant to which the Pledgee has provided to NeoMedia Inc. since 2006 both equity and debt financing of which the current outstanding principal and/or liquidation value is $38,368,538.04 (in words: US-Dollars thirty eight million, three hundred sixty eight thousand, five hundred thirty-eight dollars and four cents) (the “Existing Financing”). All existing financing and security agreements previously entered into between the Pledgee and NeoMedia Inc. are listed in Annex 1 to this agreement (the “Existing Financing Documents”).

C.
In order to secure the liquidity of NeoMedia Inc. and its group companies (including the Pledgor), Pledgee has provided to NeoMedia Inc. a senior secured convertible debenture with a principal amount of $ 2,006,137.04 (in words: US-Dollars two million, six thousand, one hundred thirty seven dollars and four cents), included in the total debt and equity financing described above, with an interest rate of 14% p.a. and with a maturity date being July 29, 2012 (the “New Financing”). The New Financing is based on the following transaction documents: (i) a Ratification Agreement, (ii) Irrevocable Transfer Agent Instructions, (iii) a Secured Convertible Debenture, (iv) a Securities Purchase Agreement and (v) a Warrant (collectively the “New Financing Transaction Documents”). The New Financing Transaction Documents were executed on May 27, 2010. The Pledgor will have access to the funds provided to its parent entity NeoMedia Inc. under the New Financing for its general working capital purposes.

D.
Pursuant to Section 7 of the Ratification Agreement NeoMedia Inc. has undertaken to cooperate fully with the Pledgee to cause the Pledgor (subject to and to the extent permissible under German law) to execute and deliver to the Pledgee any and all documents, instruments, or agreements in a form and substance acceptable to the Pledgee in all respects (including, without limitation, a Share Pledge Agreement, Security Assignment Agreement, and IP Pledge Agreement) pursuant to which the Pledgor shall become a guarantor of the Obligations (as defined in Section 1 of the Ratification Agreement) and grant a first priority perfected security interest in favor of the Pledgee in all of the Pledgor's assets, including without limitation, all intellectual property.

E.
In order to give effect to the foregoing, and without prejudice to any other security interests already provided under the Existing Financing Documents or to be provided as condition precedent to the closing of the New Financing, Pledgor herewith grants Pledgee a security interest in form of a pledge of its Intellectual Property rights (Verpfändung von geistigen Eigentumsrechten) over its movable assets.

Now, therefore, the Parties enter in the following agreement (the "Agreement") as follows:

1.	Definitions and Language

1.1	Terms used but not otherwise defined herein shall have the meanings ascribed thereto in the New Financing Transaction Documents.

1.2	However, the following terms, as used herein, shall have the following meanings:

"Event of Enforcement" means that the requirements with regard to the enforcement of any of the Pledges are met, in particular the requirements set forth in Section 1204 et seq. and Section 1273 et seq. of the German Civil Code (Bürgerliches Gesetzbuch, BGB) (Pfandreife) and any or all of the Secured Obligations are not paid when due (fällig).

“Intellectual Property” means any and all presently or future (partially or fully) owned intellectual property rights such as patents, trademarks, utility models (granted/registered and corresponding applications) including reissues or extensions thereof as well as any and all licenses, which the Pledgor has granted or will be granting with respect to the intellectual property rights.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement.

“Pledge” or “Pledges” has the meaning given to such term in Clause 2 hereof.

“Proceeds” has the meaning given to such term in Clause 2 hereof.

"Secured Obligations" means any and all obligations (present and future, actual and contingent) which are (or are expressed to be) or become owing by NeoMedia Inc. and its affiliates and subsidiaries (including the Pledgor) to the Pledgee under the Existing Financing and the New Financing, in particular, the Secured Convertible Debenture, and under any additional future financing provided by the Pledgee to NeoMedia Inc., as the case might be. The Secured Obligations shall, for the avoidance of doubt, also include obligations incurred by the Pledgor on or after the opening of insolvency proceedings, shall apply to the Pledgor irrespective of any corporate restructuring or transformation and shall also apply to any contingent obligations on the grounds of invalidity or unenforceability of the Existing Financing Documents and / or the New Financing Transaction Documents, in particular claims on the grounds of unjustified enrichment (ungerechtfertigte Bereicherung).

"Secured Party" means the Pledgee.

2.	Pledging of Intellectual Property Rights as Collateral

The Pledgor, as collateral security for the full and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby grants a first ranking pledge (erstrangiges Pfandrecht) to the Pledgee as collateral all of its right, title and interest in, to and under the following Intellectual Property of Pledgor which the Pledgee hereby accepts. In detail:

2.1
all of its presently or future owned Trademarks and Trademark applications as well as exclusive Licenses relating to Trademarks to which it is a party, including but not limited to those referred to in Annex 2 hereto;

(a)	all renewals, reissues, continuations or extensions of the foregoing;

(b)
all proceeds of the foregoing, including any claim by the Pledgor against third parties for past, present, future (i) infringement or dilution of any trademark or trademark licensed under any trademark license or (ii) injury to the goodwill associated with any trademark or any trademark licensed under any trademark license;

2.2	all of its presently or future owned patents, patent applications and exclusive patent licenses to which it is a party, including but not limited to those referred to in Annex 2 hereto;

(a)	all renewals, reissues, continuations or extensions of the foregoing;

(b)	all proceeds of the foregoing, including any claim by the Pledgor against third parties for past, present, future infringement of any patent or patent licensed under any patent license.

2.3
all of its presently or future owned Intellectual Property rights except those mentioned in Sections 2.1 and 2.2 above and licenses to which it is a party, including but not limited to those referred to in Annex 2 hereto;

(a)	all renewals, reissues, continuations or extensions of the foregoing;

(b)	all proceeds of the foregoing, including any claim by the Pledgor against third parties for past, present, future infringement of any patent or patent licensed under any patent license.

2.4	The proceeds in Sections 2.1, 2.2 and 2.3 are collectively referred to as the “Proceeds”.

2.5
The pledging as collateral covers all future Intellectual Property rights of the Pledgor and Proceeds thereof, if legally possible. The Parties agree that, if legally possible, no separate agreements on pledging of Intellectual Property rights as collateral shall be concluded, but that this Agreement covers the pledging of future Intellectual Property rights as collateral. Future Intellectual Property rights shall be deemed to be pledged to the Pledgee as collateral at the time of their coming into existence. If pledging of future Intellectual Property rights is not legally possible, Pledgor hereby undertakes to grant a pledge at the time the respective Intellectual Property right comes into existence.

2.6	The Pledgee hereby accepts the Pledges and Pledgor’s undertaking to grant pledges in the future.

2.7	The validity and effect of each Pledge shall be independent from the validity and the effect of any other Pledge created hereunder.

2.8	Each of the Pledges is in addition, and without prejudice, to any other security the Pledgee may now or hereafter hold as security for the Secured Obligations.

2.9
For the avoidance of doubt, the Parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges created hereunder by operation of law upon the transfer or assignment (including by way of assumption (Vertragsübernahme)) of all or part of the Secured Obligations by the Pledgee to any third party.

2.10
Waiving Section 418 BGB, the Parties hereto agree that the security created hereunder shall not cease to exist by any transfer or assumption of the Secured Obligations to, or by, any third party debtor.

3.	Purpose of Pledge

3.1	The Pledges affirmed herein are granted to the Pledgee to secure the Secured Obligations.

3.2
Notwithstanding that claims, titles, rights and remedies associated with the Intellectual Property are pledged hereunder, the Pledgor is entitled to exercise all rights and powers in respect of each of the Intellectual Property subject to Pledgor’s responsibilities according to Section 6 unless an event of default as set out in any of the Existing Financing Documents or the New Financing Transaction Documents (in particular as set forth in clause 2 of the Secured Convertible Debenture) ("Event of Default") has occurred.

4.	Rights of Use regarding the Intellectual Property rights

4.1
The Pledgor is entitled to use the Intellectual Property rights without restrictions in its business without the prior consent of the Pledgee and without the obligation to pay remuneration of any kind to the Pledgee. This entitlement includes future applications and registrations of Intellectual Property rights on terms usual in the market. The right of use includes the right to grant non-exclusive licenses. It does not include the right to grant exclusive licenses as well as measures to which the Pledgor is not entitled pursuant to Section 6.1 of this Agreement.

4.2
The Pledgor is entitled to receive and retain Proceeds on the licensing of the Intellectual Property rights until such time as the Pledgee is entitled to enforce the Pledges (or any part thereof) constituted hereunder. Upon the occurrence of an Event of Enforcement, the Pledgor's rights to receive Proceeds shall cease and the Pledgee shall have the sole and exclusive right to receive the Proceeds and to apply such Proceeds in accordance with Section 8 (Enforcement of the Pledges) below.

4.3
If such Proceeds are received by the Pledgor after the occurrence of an Event of Enforcement, the Proceeds shall be received by the Pledgor as trustee for the benefit of the Pledgee and shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Pledgee for the benefit of the Pledgee in the form so received (with any necessary endorsement).

4.4
The Pledgor will be listed as owner of the Intellectual Property rights in the relevant public registers, especially the patent and trademark registers, until the Pledgee establishes an Event of Enforcement. The foregoing applies to future applications and registrations of Intellectual Property rights as well.

4.5
The Pledgor is entitled and obliged to defend Intellectual Property rights on its own behalf and at its own expense against interferences by third parties (especially in case of opposition, nullity and cancellation proceedings) and infringements unless the Pledgor reasonably determines the hopelessness (Aussichtslosigkeit) or the economical unreasonableness of the case. The Pledgor is entitled to assert the Intellectual Property rights on its own behalf in court or otherwise. Regarding the Pledgee’s right to information and participation, Section 6.2 applies.

4.6
The Pledgee is entitled to revoke the Pledgor's right of use pursuant to the previous clauses with a notice period of ten (10) days if (i) an Event of Default occurs and the requirements for the enforcement of the Pledges are met (Pfandreife) or, without prior notice, (ii) if insolvency proceedings regarding the assets of the Pledgor have been initiated.

5.	Representations and Warranties by Pledgor

5.1
The Pledgor represents and warrants to the Pledgee (within the meaning of an independent guarantee (“selbständiges Garantieversprechen”) pursuant to Section 311 BGB) at the time this Agreement is signed that

(a)
the Pledgor is duly incorporated, validly existing and entitled to sign this Agreement, that it has obtained all necessary approvals before signing this Agreement and that it is able to fulfil all obligations arising from this Agreement without restrictions;

(b)
the information contained in Annex 2 is complete, precise and correct according to the Pledgor' s best knowledge and after careful consideration. The Intellectual Property rights listed in Annex 2 are all the Intellectual Property rights the Pledgor owns and there are no further Intellectual Property rights or pending applications for Intellectual Property rights of Pledgor existing;

(c)	the Pledgor is the applicant or true owner, respectively, of the Intellectual Property rights listed in Annex 2;

(d)
the Pledgor has applied for the registration of Intellectual Property rights and the acts which are necessary for maintaining the Intellectual Property rights (especially the payment of fees) have been carried out in due time;

(e)
according to the Pledgor's best knowledge the Intellectual Property rights existing at the time of signing this Agreement are not disputed by any third party regarding their validity and definitiveness apart from those disputes as registered with the Office for Harmonization in the Internal Market (Trade Marks and Designs) (OHIM) or the German Patent and Trade Mark Office (DPMA); and

(e)
the Intellectual Property rights have not been pledged, assigned or the like to third parties; no third party has any rights to use the Intellectual Property rights except such Intellectual Property rights, which have been granted to third parties in accordance with Section 4.1 above. and

(g)	the Intellectual Property rights existing at the time of signing this Agreement have not been infringed by third parties according to the actual knowledge of the Pledgor.

5.2
The execution and performance hereof, do not and will not (i) violate any provision of law or the articles of association of the Pledgor, or any order of any court or any rule, regulation or order of any governmental agency, authority, instrumentality or regulatory body to which the Pledgor is bound, (ii) violate any provision of any agreement or other instrument to which the Pledgor is bound, (iii) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such agreement or other instrument, or (iv) result in the creation or imposition of any Lien upon any property or assets of the Pledgor, except for Liens created hereby.

5.3	No consents, licenses, approvals or authorizations of, registrations with or declarations to any governmental authority are required in connection with the execution and performance hereof.

5.4	The obligations of the Pledgor hereunder are legal, valid, binding and enforceable in accordance with their terms.

5.5
The Pledges constitute legal, valid and binding pledges under the laws of the Federal Republic of Germany in the Intellectual Property rights and the Proceeds, enforceable against the Pledgor and third parties in accordance with the terms hereof and in particular without enforceable judgment (vollstreckbarer Titel).

5.6	The Pledges constitute first ranking pledges (erstrangige Pfandrechte).

The foregoing representations and warranties in sections 5.4 and 5.5 are provided subject to the effect of applicable insolvency, moratorium, or similar laws affecting the rights of parties and creditors generally.

6.	Responsibilities of Pledgor

6.1	The Pledgor covenants to undertake all reasonable acts and omissions, if economically reasonable, which cause the Intellectual Property rights:

(a)	to come into full force,

(b)
to stay in full force (among other things to timely pay the fees necessary for upholding the Intellectual Property rights, not to waiver (neither in full or in part) any Intellectual Property rights or perform other acts which result in the full or partial termination or the Intellectual Property rights),

(c)	to be protected at their full economic value,

(d)
to serve as unrestrained collateral for the Pledgee, in particular the Pledgor undertakes not to create or agree or permit to exist (in favor of any person other than the Pledgee), any Lien over the whole or any part of the Intellectual Property rights or agree to do so (other than the Pledges created hereunder), except as permitted by the Pledgee by prior written consent.

6.2
The Pledgor covenants to notify the Pledgee without undue delay (unverzüglich) in writing of any event or circumstance which might reasonably be expected to have a material adverse effect on the validity or enforceability of any of the Pledges. In particular, the Pledgor shall without undue delay notify the Pledgee in writing of any attachment (Pfändung) in respect of any of the Intellectual Property, such notification to be accompanied by any documents the Pledgee needs to defend itself against the attachment and/or any claim of a third party, including, without limitation, a copy of the attachment order (Pfändungsbeschluß), and all other documents which are reasonably requested by the Pledgee. In addition, the Pledgor shall inform the attaching creditor of the existence of this Agreement.

6.3
The Pledgor shall inform the Pledgee without undue delay in writing in case Intellectual Property rights are infringed or otherwise attacked or disputed by third parties. The Pledgee is entitled but not obliged to support the Pledgor in the defense of the Intellectual Property rights. The Pledgor will inform the Pledgee about the status of respective proceedings upon request. The Pledgor can only make declarations which terminate proceedings (especially abandonment of action, settlements in and out of court, full or partial waiver of Intellectual Property rights) after prior written consent by the Pledgee.

6.4
The Pledgor shall, within 30 days after an occurrence, which leads to an incorrectness of Annex 2 and further without delay upon justified inquiry by Pledgee (especially but not exclusively in case of an Event of Default) - provide the following documents to the Pledgee:

(a)	Updated lists regarding form and scope of the Intellectual Property rights as done in Annex 2; and

(b)	updated lists regarding form and scope of Intellectual Property licenses granted.

7.	Further Undertakings

7.1	The Pledgor undertakes to the Pledgee:

(a)	to take all necessary measures to have all Intellectual Property registered in its own name;

(b)	to execute further documents and take such actions as are necessary in order to fully effect the purposes of this Agreement at the Pledgee's reasonable request.

7.2
The Pledgor is not in a state of insolvency (Zahlungsunfähigkeit) or over-indebtedness (Überschuldung) pursuant to the German Insolvency Code (Insolvenzordnung) or the German Stock Corporations Act (Aktiengesetz - AktG). The Pledgor is not subject to any composition or insolvency proceedings.

7.3
The Pledgor shall at its own expense do all such things as the Pledgee may reasonably require to perfect or protect the security intended to be created hereby or any part thereof, or to facilitate the realization of the Intellectual Property rights or any part thereof; or to facilitate the exercise by the Pledgee of any of the rights, powers, authorities and discretions vested in it.

7.4
In the event that a security interest has not been properly created over the Intellectual Property rights, the Pledgor shall at its own expense do all such things as the Pledgee may reasonably require to cure any defects. If such defects render this Agreement invalid or otherwise affect the perfection or enforceability of the security interest created or purported to be created hereby, the Parties hereto shall execute a new pledge agreement at terms equivalent to this Agreement.

8.	Enforcement of the Pledges

8.1
Upon the occurrence of an Event of Enforcement, then in order to enforce the Pledges (or any of them), the Pledgee may at any time thereafter avail itself of all rights and remedies that a pledgee has under the laws of the Federal Republic of Germany.

8.2
The Pledgee is entitled to exercise its rights, in particular to sell the Intellectual Property or any part thereof without obtaining enforceable judgment or other instrument that entitles to enforcement proceedings (vollstreckbarer Titel) by way of public auction (öffentliche Versteigerung).

8.3
The Pledgee will make reasonable efforts and will do all reasonable acts, such as but not limited to appropriate public announcements, to secure the highest possible selling price for the pledged Intellectual Property Rights.

8.4
In case of realizing the Pledges (or any of them), the Pledgee is entitled to revoke the Pledgor’s authorization to receive proceeds pursuant to Section 4.2. The Pledgee will treat proceeds received in this respect as additional security and use them for the reduction of the secured claims.

8.5
The Pledgor hereby expressly agrees that twenty (20) days' prior written notice to the Pledgor of the place and time of any such public auction shall be sufficient. Prior notice shall not be required if (i) the Pledgor has generally ceased to effect payments (Zahlungseinstellung) or (ii) the Pledgor has filed for the commencement of insolvency proceedings or similar proceedings or (iii) insolvency proceedings or similar proceedings have been opened against the Pledgor. The Pledgee is not obliged to submit to the Pledgor any additional notice of the anticipated sale of the Intellectual Property or any part thereof prior to such sale (including, without limitation, the notices set out under Section 1234 BGB. The public auction may take place at any place in the Federal Republic of Germany designated by the Pledgee.

8.6
If the Pledgee should seek to enforce the Pledges pursuant to, and in accordance with this Section 8 (Enforcement of the Pledges), the Pledgor shall, at its own expense, render forthwith all necessary assistance in order to facilitate the prompt sale of the Intellectual Property or any part thereof and/or the exercise by the Pledgee of any other right it may have as Pledgee. In particular, the Pledgor will provide the Pledgee with all available documents (especially the original certificates of grant or application certificates, respectively) regarding the Intellectual Property rights

8.7
The Pledgor shall not be entitled to any amounts received by realization of any of the Pledges prior to the termination of all Pledges. If the Pledges are enforced, in deviation of Sections 1225, 774 BGB, no rights of the Pledgee shall pass to the Pledgor by subrogation or otherwise unless and until all of the Secured Obligations have been satisfied and discharged in full and all of the Pledges have been terminated. Until then, the Pledgee shall be entitled to withhold any amounts received from the realization of the Pledges and to treat all enforcement proceeds as additional collateral for the Secured Obligations, or to seek satisfaction from such proceeds at any time.

8.8
The Pledgee may, in its sole discretion, determine which of several security interests, if applicable, shall be used to satisfy the Secured Obligations. In particular, the Pledgee shall not be obligated to exploit any other collateral granted to it prior to realization of the Pledges.

8.9
The Pledgor hereby expressly waives all defences of revocation (rights to claim the voidability of the underlying debt) (Einrede der Anfechtbarkeit) and set-off (rights to claim the possibility to set off counterclaims against the underlying debt) (Einrede der Aufrechenbarkeit) pursuant to Sections 770, 1211 BGB. This waiver shall not apply to a set-off with counterclaims which are (i) uncontested (unbestritten) or (ii) based on an unappealable court decision (rechtskräftig festgestellt).

8.10
In case the Pledges are realized the Pledgor does everything necessary without undue delay to have the Pledgee or the acquirer – as the case may be – registered as the owner of the Intellectual Property rights in the relevant public registers, especially in the registers of the patent and trademark offices.

8.11
After the complete unconditional, irrevocable and full payment and discharge of all Secured Obligations any proceeds remaining from the enforcement of the Pledges shall be transferred to the Pledgor at the cost and expense of the Pledgor. The Pledgee shall at all times until the full and complete satisfaction of all Secured Obligations take into consideration the legitimate interest of the Pledgor in exercising its rights and carrying out its duties under this Agreement.

8.12
Upon the full, complete and irrevocable satisfaction of the Secured Obligations, the Pledgee will without undue delay upon the request of the Pledgor confirm the release of the Pledges (Pfandfreigabe) to the Pledgor as a matter of record. For the avoidance of doubt, the Parties are aware that upon full, complete and irrevocable satisfaction of the Secured Obligations the Pledges, due to their accessory nature (Akzessorietät), cease to exist by operation of German mandatory law.

8.13
In addition, upon an Event of Default, Pledgee has all rights set forth in the New Financing Transaction Documents and the Existing Financing Documents, in particular those provided for in Article 5, Section 5 of the 2008 Security Agreement (as listed and defined in Annex 1). These rights are incorporated herein in their entirety by way of reference.

8.14
Notwithstanding the foregoing, any enforcement of the security created under this Agreement is restricted if and to the extent a claim for recourse (Rückgriffs- anspruch) against the Pledgor's direct or indirect shareholder whose obligations towards the Pledgee are secured hereby and that would only come into existence as a result of such enforcement is, in the reasonable opinion of the Pledgor, not fully valuable (voll werthaltig). In the event the Pledgor refers to this Section 8.14 in case of any future enforcement of the security created under this Agreement, it shall be obligated - at the Pledgee's written request - to render to the Pledgee a substantiated written statement supported by a suitable reasoning and other suitable evidence demonstrating that and why he considers the conditions for the enforcement restriction to be fulfilled.

The enforcement restriction does not apply if and to the extent that the Transferor has received through its direct or indirect shareholder funds from the Existing Financing, the New Financing or any additional future financing, as the case may be and such funds have not been repaid or paid to any of its direct or indirect shareholders.

9.	Waiver of Defences; Exercise of Powers

No failure or delay on the part of the Pledgee in the exercise of any power, right, privilege or remedy hereunder shall be construed to be a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any further or other exercise thereof or the exercise of any other right or remedy. The rights or remedies provided hereunder are cumulative to and not exclusive of any rights or remedies otherwise available.

10.	Indemnity

10.1
The Pledgee shall not be liable for damages suffered by the Pledgor in connection herewith other than in respect of such loss or damage which is suffered as a result of willful misconduct (Vorsatz) or gross negligence (grobe Fahrlässigkeit) of the Pledgee.

10.2
The Pledgor shall indemnify the Pledgee and keep the Pledgee indemnified against any and all damages, losses, actions, claims, expenses, demands and liabilities incurred by or made against the Pledgee for anything done or omitted by the Pledgee in the exercise or purported exercise of the powers contained herein and occasioned by any breach of the Pledgor of any of its obligations or undertakings herein contained other than to the extent that such damages, losses, actions, claims, expenses, demands and liabilities are incurred or made against the Pledgee as a result of the wilful misconduct or gross negligence of the Pledgee.

11.	Duration and Independence

11.1
This Agreement shall remain in full force and effect until the Secured Obligations have been fully indefeasibily paid in full and discharged. The Pledges and corresponding rights shall not cease to exist in full if any payments made in satisfaction of the obligations have only temporarily and/or partly discharged the obligations. If all Secured Obligations have been fully indefeasibily paid in full and discharged during the duration of the Securities Purchase Agreement and, as a matter of German law (Akzessorietät), the Pledges have ceased to have effect as a consequence, the Pledges shall again be created ipso jure without any further action on the terms and conditions of this Agreement, if due to another draw-down or request for extension of credit or comparable mechanism by the Pledgor under any financing document concluded with the Pledgee, as applicable or otherwise, again secured obligations are created.

11.2
This Agreement shall create a continuing security interest in the Intellectual Property and no change or amendment whatsoever in the Existing Financing Documents or the New Financing Transaction Documents or in any document or agreement related thereto shall affect the validity or the scope of neither this Agreement nor the obligations which are imposed on the Pledgor pursuant to it.

11.3
The Pledges according to this Agreement are in addition to and independent of any other security interest or guarantee provided by the Pledgor or third parties to the Pledgee in respect of the Secured Obligations under the Existing Financing Documents and/or the New Financing Transaction Documents. None of such other security interests shall prejudice, or shall be prejudiced by, or shall be merged in any way with, this Agreement.

12.	Costs and Expenses

12.1
All costs, charges, fees (including, without limitations, legal fees and notarial fees) and expenses incurred in connection with the preparation and execution, performance and amendment of this Agreement shall be borne by the Pledgor, in each case with any applicable value added tax or other taxes.

12.2
The Pledgor shall in particular without undue delay pay to the Pledgee upon demand costs and expenses that Pledgee may incur in connection with (i) the preparation, execution, performance and amendment of this Agreement, (ii) the administration of this Agreement, (iii) the realization upon, any part of the Intellectual Property, (iv) the exercise or enforcement of any of the rights of the Pledgee hereunder (including fees for legal advice), or (v) the failure by the Pledgor to perform or observe any of the provisions hereof, and such expenses shall be secured obligations.

12.3
Any payment under this Agreement is to be made free and clear of any taxes or duties or other charges provided that if the Pledgor is prevented by law from making such payments free and clear of deductions or withholdings, the payment due shall be increased accordingly.

13.	Partial Invalidity

Without prejudice to any other provision hereof, if at any time any one (or more) provision(s) hereof is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, or if the Parties become aware of any omission (Vertragslücke) hereto of any terms which were intended to be included in this Agreement, such invalidity, illegality, unenforceability in such jurisdiction or with respect to such Party or Parties or such omission (Vertragslücke) shall not, to the fullest extent permitted by applicable law, render invalid, illegal or unenforceable such provision or provisions in any other jurisdiction or with respect to any other party or parties hereto and shall not affect or impair the validity, legality and enforceability of the remaining provisions hereof. Such invalid, illegal or unenforceable provision or such omission (Vertragslücke) shall be replaced by the Parties with a provision which comes as close as reasonably possible to the commercial intentions of the invalid, unenforceable or omitted provision.

14.	Amendments

Changes and Amendments to this Agreement shall be made in writing and signed by both parties to this Agreement, unless notarial form by operation of applicable law is required. This also applies to this Section 14.

15.	Notices and their Language

15.1
Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally, or sent by mail or fax transmission (to be affirmed in writing) to the following addresses:

Yorkville Advisors LLC
101 Hudson Street, Suite 3700
Jersey City, New Jersey 07302
USA
Attention: Mark Angelo
Phone no. : +1 201 985 8300
Fax no.:      +1 201 985 8117

with a copy to:

YA Global Investments, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
USA
Attention: David Gonzalez
Phone no.: +1 201 985 8300
Fax no.:     +1 201 985 8117

or respectively to:

NeoMedia Europe AG
Jens-Otto-Krag-Straße 11
52146 Würselen
Germany
Attention : Chief Executive Officer
Phone no.: +49 2405 49922-0
Fax no.: +49 2405 49922-99

with a copy to:

NeoMedia Technologies, Inc.
Two Concourse Parkway, Suite 500
Atlanta, GA 30328
USA
Attention : Chief Executive Officer or Chief Financial Officer
Phone no.: +1 678 638 0460 (x132)
Fax no.: +1 678 638 0466

K&L Gates LLP
200 South Biscayne Boulevard – Suite 3900
Miami, FL 33131-2399
USA
Attention: Clayton E. Parker, Esq.
Phone no.: +1 305 539 3300
Fax no:      +1 305 358 7095

or to such other address as the recipient may notify or may have notified to the other party in writing.

15.2
Save for the notice pursuant to Section 1280 BGB any notice or other communication under or in connection with this Agreement shall be in the English language unless required differently by law or provided herein and, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

16.	Non-German Law

This Agreement refers in several instances to provisions of German law. In case not German law but the laws and regulations of non-German jurisdictions apply, those provisions of the non-German law should apply which are similar to those of German law. This Section 16 does not have an impact on the Governing Law clause according to Section 17.1.

17.	Governing Law and Jurisdiction

17.1	This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, without regard to its conflict of laws provisions.

17.2
The place of jurisdiction for any and all claims or disputes arising under or in connection with this Agreement shall be the district court (Landgericht) Düsseldorf, Federal Republic of Germany. The Pledgee shall, however, also be entitled to take legal action against the Pledgor before any other competent court of law having jurisdiction over the Pledgor or any of its assets.

17.3
This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

Executed effective as of this 13th day of August 2010.

NeoMedia Europe AG

/s/ C. Steinborn
Name: Dr. C. Steinborn
Title: CEO

YA Global Investments, L.P.

/s/ David Gonzalez
Name: David Gonzalez
Title: Managing Member of Yorkville Advisors, LLC the Investment Manager to YA Global

ANNEXES
to
AGREEMENT ON THE PLEDGE OF INTELLECTUAL PROPERTY RIGHTS AS COLLATERAL

Annex 1

List of Existing Financing Documents

DEBENTURES AND NOTES

Secured Convertible Debenture dated August 23, 2006 issued by the Borrower to the Lender in the original principal amount of $5,000,000.00 (hereinafter, as amended and in effect, the “CCP-1 Debenture”), as amended by that certain Amendment to NeoMedia the Borrower, Inc. Secured Convertible Debenture No. CCP-1 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Secured Convertible Debenture dated December 29, 2006 issued by the Borrower to the Lender in the original principal amount of $2,500,000.00 (hereinafter, as amended and in effect, the “CCP-2 Debenture”), as amended by that certain Amendment to NeoMedia the Borrower, Inc. Secured Convertible Debenture No. CCP-2 dated as of January 5, 2010 by and between the Borrower and the Lender;

Secured Convertible Debenture dated March 27, 2007 issued by the Borrower to the Lender in the original principal amount of $7,458,651.00 (hereinafter, as amended and in effect, the “NEOM-4-1 Debenture”), as amended by that certain Amendment to NeoMedia the Borrower, Inc. Secured Convertible Debenture No. NEOM-4-1 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Secured Convertible Debenture dated August 24, 2007 issued by the Borrower to the Lender in the original principal amount of $1,775,000.00 (hereinafter, as amended and in effect, the “NEOM-1-1 Debenture”), as amended by that certain letter agreement dated as of August 14, 2009, and as further amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-1-1 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Secured Convertible Debenture dated April 11, 2008 issued by the Borrower to the Lender in the original principal amount of $390,000.00 (hereinafter, as amended and in effect, the “NEOM-2008-1 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-2008-1 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Secured Convertible Debenture dated May 16, 2008 issued by the Borrower to the Lender in the original principal amount of $500,000.00 (hereinafter, as amended and in effect, the “NEOM-2008-2 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-2008-2 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Secured Convertible Debenture dated May 29, 2008 issued by the Borrower to the Lender in the original principal amount of $790,000.00 (hereinafter, as amended and in effect, the “NEOM-2008-3 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-2008-3 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Secured Convertible Debenture dated July 10, 2008 issued by the Borrower to the Lender in the original principal amount of $137,750.00 (hereinafter, as amended and in effect, the “NEOM-2008-4 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-2008-4 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Secured Convertible Debenture dated July 29, 2008 issued by the Borrower to the Lender in the original principal amount of $2,325,000.00 (hereinafter, as amended and in effect, the “NEOM-9-1 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-9-1 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Secured Convertible Debenture dated October 28, 2008 issued by the Borrower to the Lender in the original principal amount of $2,325,000.00 (hereinafter, as amended and in effect, the “NEOM-9-2 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-9-2 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Secured Convertible Debenture dated May 1, 2009 issued by the Borrower to the Lender in the original principal amount of $550,000.00 (hereinafter, as amended and in effect, the “NEOM-9-4 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-9-4 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Secured Convertible Debenture dated June 5, 2009 issued by the Borrower to the Lender in the original principal amount of $715,000.00 (hereinafter, as amended and in effect, the “NEOM-9-5 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-9-5 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Secured Convertible Debenture dated July 15, 2009 issued by the Borrower to the Lender in the original principal amount of $535,000.00 (hereinafter, as amended and in effect, the “NEOM-9-6 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-9-6 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Secured Convertible Debenture dated August 14, 2009 issued by the Borrower to the Lender in the original principal amount of $475,000.00 (hereinafter, as amended and in effect, the “NEOM-9-7 Debenture”, and collectively, together with the CCP-1 Debenture, the CCP-2 Debenture, the NEOM 4-1 Debenture, the NEOM 1-1 Debenture, the NEOM 2008-1 Debenture, the NEOM 2008-2 Debenture, the NEOM 2008-3 Debenture, the NEOM 2008-4 Debenture, the NEOM 9-1 Debenture, the NEOM 9-2 Debenture, the NEOM 9-4 Debenture, the NEOM 9-5 Debenture, the NEOM 9-6 Debenture, the NEOM 9-7 Debenture, and the New Debenture, the “Debentures”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-9-7 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Promissory Note dated April 1, 2010 made by the Borrower payable to the Lender in the original principal amount of $500,000.00 (hereinafter, the “4/1/10 Note”, and collectively, together with the Debentures and the 12/23/09 Note, the “Debt Instruments”);

Master Amendment Agreement dated as of March 27, 2007 by and between the Borrower and the Lender;

SECURITIES PURCHASE AGREEMENTS

Securities Purchase Agreement dated as of August 23, 2006 entered into by and between the Borrower and the Lender;

Securities Purchase Agreement dated as of December 29, 2006 entered into by and between the Borrower and the Lender;

Securities Purchase Agreement dated as of March 27, 2007 entered into by and between the Borrower and the Lender;

Securities Purchase Agreement dated as of August 24, 2007 entered into by and between the Borrower and the Lender;

Securities Purchase Agreement dated as of July 29, 2008 entered into by and between the Borrower and the Lender, as amended on April 6, 2009;

Agreement dated June 5, 2009 by and between the Borrower and the Lender pursuant to which the Lender purchased a secured convertible debenture in the original principal amount of $715,000;

Agreement dated July 15, 2009 by and between the Borrower and the Lender pursuant to which the Lender purchased a secured convertible debenture in the original principal amount of $535,000;

Agreement dated August 14, 2009 by and between the Borrower and the Lender pursuant to which the Lender purchased a secured convertible debenture in the original principal amount of $475,000;

SECURITY DOCUMENTS

Pledge and Security Agreement dated as of August 23, 2006 entered into by and between the Borrower and the Lender;

Security Agreement dated as of March 27, 2007 entered into by and between the Obligors and the Lender;

Security Agreement (Patent) dated as of March 27, 2007 entered into by and between the Obligors and the Lender;

Security Agreement dated as of August 24, 2007 entered into by and between the Obligors and the Lender;

Security Agreement (Patent) dated as of August 24, 2007 entered into by and between the Obligors and the Lender;

Security Agreement dated as of July 29, 2008 entered into by and between the Borrower and the Lender (the “2008 Security Agreement”);

Patent Security Agreement dated as of July 29, 2008 entered into by and between the Borrower and the Lender (the “2008 IPSA”, and together with the 2008 Security Agreement, the “2008 Collateral Agreements”);

WARRANTS

“A” Warrant No. CCP-001 dated February 17, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 20,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to “A” Warrant No. CCP-001 dated as of August 23, 2006 entered into by and between the Borrower and the Lender, as further amended by that certain Amendment to “A” Warrant No.: CCP-001 dated December 29, 2006;

“B” Warrant No. CCP-002 dated February 17, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 25,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to “B” Warrant No. CCP-002 dated as of August 23, 2006 entered into by and between the Borrower and the Lender, as further amended by that certain Amendment to “B” Warrant No.: CCP-002 dated December 29, 2006;

“C” Warrant No. CCP-003 dated February 17, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 30,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to “C” Warrant No. CCP-003 dated as of August 23, 2006 entered into by and between the Borrower and the Lender, as further amended by that certain Amendment to “C” Warrant No.: CCP-003 dated December 29, 2006;

“A” Warrant No. CCP-001 dated August 23, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 25,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to “A” Warrant No. CCP-001 dated as of December 29, 2006 entered into by and between the Borrower and the Lender;

“B” Warrant No. CCP-001 dated August 23, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 50,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to “B” Warrant No. CCP-001 dated as of December 29, 2006 entered into by and between the Borrower and the Lender;

“C” Warrant No. CCP-001 dated August 23, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 50,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to “C” Warrant No. CCP-001 dated as of December 29, 2006 entered into by and between the Borrower and the Lender;

“D” Warrant No. CCP-001 dated August 23, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 50,000,000 shares of the Borrower’s common stock;

“A” Warrant No. CCP-001 dated December 29, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 42,000,000 shares of the Borrower’s common stock;

Warrant No. NEOM-4-1 dated March 27, 2007 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 125,000,000 shares of the Borrower’s common stock;

Warrant No. NEOM-1-1 dated August 24, 2007 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 75,000,000 shares of the Borrower’s common stock;

Warrant No. NEO-2008-2 dated May 16, 2008 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 7,500,000 shares of the Borrower’s common stock;

Warrant No. NEO-2008-3 dated May 29, 2008 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 50,000,000 shares of the Borrower’s common stock;

Warrant No. NEOM-9-1 dated July 29, 2008 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 100,000,000 shares of the Borrower’s common stock;

Warrant No. NEOM-9-1-B dated July 29, 2008 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 100,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to NeoMedia Technologies, Inc. Warrant No. NEOM-9-1B dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Warrant No. NEOM-9-1-C dated July 29, 2008 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 125,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to NeoMedia Technologies, Inc. Warrant No. NEOM-9-1C dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Warrant No. NEOM-9-1-D dated July 29, 2008 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 125,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to NeoMedia Technologies, Inc. Warrant No. NEOM-9-1D dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

Warrant No. NEOM-10-1 dated January 5, 2010 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 225,000,000 shares of the Borrower’s common stock;

Letter Agreement re: Repricing of All Existing Warrants dated August 24, 2007 entered into by and between the Borrower and the Lender;

Global Warrant Amendment dated May 29, 2010 entered into by and between the Borrower and the Lender;

REGISTRATION RIGHTS AGREEMENTS

Investor Registration Rights Agreement dated as of February 17, 2006 entered into by and between the Borrower and the Lender, as amended by the First Amendment to Investor Registration Rights Agreement dated and as further amended by that certain Second Amendment to Investor Registration Rights Agreement dated June 15, 2006;

Investor Registration Rights Agreement dated as of August 23, 2006 entered into by and between the Borrower and the Lender;

Investor Registration Rights Agreement dated as of December 29, 2006 entered into by and between the Borrower and the Lender;

Registration Rights Agreement dated as of March 27, 2007 entered into by and between the Borrower and the Lender;

Registration Rights Agreement dated as of August 24, 2007 entered into by and between the Borrower and the Lender;

Investor Registration Rights Agreement dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

TRANSFER AGENT INSTRUCTIONS

Amended and Restated Irrevocable Transfer Agent Instructions dated October 26, 2007 from the Borrower to Worldwide Stock Transfer, LLC, which amended and restated those certain Irrevocable Transfer Agent Instructions dated February 16, 2006 from the Borrower to American Stock Transfer & Trust Co.;

Irrevocable Transfer Agent Instructions dated August 23, 2006 from the Borrower to American Stock Transfer & Trust Co.;

Amended and Restated Irrevocable Transfer Agent Instructions dated November 21, 2007 from the Borrower to Worldwide Stock Transfer, LLC, which amended and restated those certain Irrevocable Transfer Agent Instructions dated December 29, 2006 from the Borrower to American Stock Transfer & Trust Co.;

Amended and Restated Irrevocable Transfer Agent Instructions dated November 21, 2007 from the Borrower to Worldwide Stock Transfer, LLC, which amended and restated those certain Irrevocable Transfer Agent Instructions dated August 23, 2006 from the Borrower to American Stock Transfer & Trust Co.;

Irrevocable Transfer Agent Instructions dated March 27, 2007 from the Borrower to Worldwide Stock Transfer, LLC;

Irrevocable Transfer Agent Instructions dated August 24, 2007 from the Borrower to Worldwide Stock Transfer, LLC;

Irrevocable Transfer Agent Instructions dated July 29, 2008 from the Borrower to Worldwide Stock Transfer, LLC;

Irrevocable Transfer Agent Instructions dated January 5, 2010 from the Borrower to Worldwide Stock Transfer, LLC;

OTHER DOCUMENTS

Blocked Account Control Agreement (“Shifting Control”) dated as of August 28, 2008 by and among the Borrower, the Lender, and JPMorgan Chase Bank, N.A.;

Lockup Agreement dated July 28, 2008 by SKS Consulting of FL Corp. to the Lender;

Lockup Agreement dated July 28, 2008 by James J. Keil to the Lender;

Lockup Agreement dated July 28, 2008 by J. Scott Womble to the Lender;

Pledge Shares Escrow Agreement dated March 27, 2007 between the Borrower and the Lender;

Monitoring Fee Escrow Agreement dated January 5, 2010 by and among the Borrower, the Lender, Yorkville Advisors, LLC, and David Gonzalez, Esquire;

Investment Agreement dated February 17, 2006 by and between the Borrower and the Lender;

Investment Agreement dated January 5, 2010 by and between the Borrower and the Lender, as amended by that certain First Amendment to Investment Agreement dated March 5, 2010;

Escrow Agreement dated July 29, 2008 entered into by and among the Borrower, the Lender, Yorkville Advisors, LLC, as Investment Manager, and David Gonzalez, Esq., as Escrow Agent;

Escrow Agreement dated April 1, 2010 entered into by and among the Borrower, the Lender, Yorkville Advisors, LLC, as Investment Manager, and David Gonzalez, Esq., as Escrow Agent; and

All other documents, instruments, and agreements executed in connection with any of the foregoing.

Annex 2

List of Intellectual Property Rights

Issued Gavitec patents

Patent Number	Title	Inventors	First priority date	Countries
EP 1 532 805 (WO20047/017624)	Image-Recording device and use of said image-recording device	Müller, Nunnink	19.07.2002	AT, BE, CH, DE, ES, FR,GB, IT, NL, TR
WO20047/017624	Image-Recording device and use of said image-recording device	Müller, Nunnink	19.07.2002
US 7,581,682 B2	Image Recording Device, Method for Recording an Image that is visualized on a display unit, Arrangement of an Image Recording Device and a display Unit, Use of said Image Recording Device and use of said arrangement	Küchen, Müller, Nunnik	19.07.2002	US

Gavitec patent applications

Patent Number	Title	Inventors	First priority date	Countries
DE 101 93 421.1	Device comprising a decoding unit for decoding optical codes and use of such a device for reading optical codes, and the use of a color camera for reading optical codes	Müller, Küchen	15.08.2000	DE
AU 8,379,401A	Device comprising a decoding unit for decoding optical codes and use of such a device for reading optical codes, and the use of a color camera for reading optical codes	Müller, Küchen	15.08.2000	AU
DE 100 40 563 A1	Vorrichtung mit Decodiereinheit zum Decodieren optischer Codes	Müller, Küchen	15.08.2000	DE
WO 02/15119	Device comprising a decoding unit for decoding optical codes and use of such a device for reading optical codes, and the use of a color camera for reading optical codes	Müller, Küchen	15.08.2000

DE 101 93 423.8	Verfahren und Vorrichtung zum Extrahieren von informationstragenden Merkmalen aus einem digitalen Bild	Müller, Küchen	18.08.2000	DE
EP 1 312 035 A1 (Appl. No 01 962 626.6 – 2210)	Method and device for extracting information-bearing features from a digital image	Müller, Küchen	18.08.2000	EP
AU 8,379,601	Method and device for extracting information-bearing features from a digital image	Müller, Küchen	18.08.2000	AU
DE 100 40 899A1	Verfahren und Vorrichtung zum Decodieren optischen Codes	Müller, Küchen	18.08.2000	DE
WO02/15120	Method and device for extracting information-bearing features from a digital image	Müller, Küchen	18.08.2000

DE 103 93 452.9	Bildaufnahmegerät, Verfahren zum Aufnehmen eines an einem Display visualisierten Bildes und Anordnung aus einer Bildaufnahmeeinheit und einem Display sowie Verwendung des Bildaufnahmegeräts und Verwendung der Anordnung	Müller, Nunnink	19.07.2002	DE
US 10/521,510	Image-Recording device, method for recording an image that is visualized on a display unit, arrangement of an image-recording device and a display unit, use of said image-recording device, and use of said arrangement	Müller, Nunnink	19.07.2002	US
EP 1 809 013A1 (Appl. No. 07008842.2-2202)	Image-Recording device, method for recording an image that is visualized on a display unit, arrangement of an image-recording device and a display unit, use of said image-recording device, and use of said arrangement	Müller, Nunnink	19.07.2002	EP
AT 03787662	Bildaufnahmegerät sowie Verwendung des Bildaufnahmegerätes	Küchen, Müller, Nunnik	19.07.2002	AT
AU 2003250785	Image Recording Device, Method for Recording an Image Device that is Visualized on a Display Unit, Use of said Image Recording Device and use of said Arrangement	Küchen, Müller, Nunnik	19.07.2002	AU
DE 102 54 060A1	Bildaufnahmegerät, Verfahren zum Aufnehmen eines an einem Display visualisierten Bildes und Anordnung aus einer Bildaufnahmeeinheit und einem Display sowie Verwendung des Bildaufnahmegerätes und Verwendung der Anordnung	Küchen, Müller, Nunnik	19.07.2002	DE

US 2009/0319364 A1	Image Capturing Apparatus, Method for Capturing an Image shown in a display and arrangement of an Image Capturing Unit and of a Display as well as use of the Image Capturing Apparatus and of the Arrangement	Küchen, Müller, Nunnik	19.07.2002	US
US 2005/0207385 A1)	Image Recording Device, Method for Recording an Image that is visualized on a display unit, Arrangement of an Image Recording Device and a display Unit, Use of said Image Recording Device and use of said arrangement	Küchen, Müller, Nunnik	19.07.2002	US

DE 11 2005 002 412.1	Kommunikationsgerät, Verfahren zum Bereitstellen von Informationen und diesbezügliche Schnittstelle	Schraven, Müller	01.10.2004	DE
EP 1 794 704 (Appl. No 05790841.0-1224)	Kommunikationsgerät, Verfahren zum Bereitstellen von Informationen und diesbezügliche Schnittstelle	Schraven, Müller	01.10.2004	EP
WO2006/037287	Kommunikationsgerät, Verfahren zum Bereitstellen von Informationen und diesbezügliche Schnittstelle	Schraven, Müller	01.10.2004
DE 10 2005 010 146	Kommunikationsgerät, Verfahren zum Bereitstellen von Informationen und diesbezügliche Schnittstelle	Schraven, Müller	01.10.2004	DE
US 20080125162 (Appl. No 11/664,443)	Communication device, method for providing data, and corresponding interface	Schraven, Müller	01.10.2004	US

DE 10 2006 050 409	System und Verfahren zum Bild- und Datenupload mit mobilem Endgerät	Müller, Joußen	02.06.2006	DE
PCT/DE2007/000964	System und Verfahren zum Bild- und Datenupload mit mobilem Endgerät	Müller, Joußen	02.06.2006	WO
EP 2 027 699	System and method for picture and data upload with a mobile terminal	Müller, Joussen	02.06.2006	EP

Gavitec Trademarks

Trademark No.	Trademark	Type	Filing Date	Classes
DE302009043947	NeoMedia	Word Mark	24.07.2009	9, 38, 42
DE30357498	Mobile digit	Word Mark	04.11.2003	9, 16, 42
DE302009006309	XELIA	Word Mark	04.02.2009	9, 38, 42, 45
EM02218568	Lavasphere	Word Mark	16.05.2001	9, 16, 42
EM03909629	EXIO	Word Mark	01.07.2004	9, 38, 42